EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 22nd day of December, 1998, by and between KENETECH Corporation, a Delaware corporation (the "Company"), and Dianne P. Urhausen, an individual currently employed by the Company or its affiliates (the "Employee" or "you").

                                    RECITALS

          A. The Company desires that the Employee remain as an employee of the Company and assist the Company in its restructuring or other disposition of its assets and the Employee has valuable experience and knowledge regarding the Company and its affairs and is foregoing pursuing other employment opportunities to remain employed with the Company.

          B. The Company and the Employee desire to enter into a written employment agreement on the terms set forth below. This Agreement supersedes any prior written agreement between the Company and the Employee.

     NOW THEREFORE, in consideration of the mutual promises contained herein, the continued services of the Employee, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

          1. Employment. Unless terminated in connection with a Termination For Cause (as defined below), the Employee will continue to be employed by the Company, for a period of one year beginning January 1, 1999, at her current annual base salary and with the same employee benefits applicable as of the date of this Agreement.

          2. Employment Duties. The Company will continue to employ you as Vice President, General Counsel and Corporate Secretary of the Company. You agree to perform in good faith and to the best of your ability all services which may be required of you in your position and to be available to render such services at all reasonable times and places in accordance with reasonable directives and assignments issued by the Company's Chief Executive Officer and the Board of Directors. The principal place of employment shall be located in San Francisco, California and the Employee shall have no obligation to relocate. During your employment, you will devote your time and effort to the business and affairs of the Company within the scope of your office and within the currently agreed number of hours to be worked by the Employee.

          3. Benefits.

          3.1 Payments. The Company and you have agreed that if your employment with the Company ceases for any reason whether upon termination by the Company (other than a Termination For Cause) or voluntary resignation by the Employee, you will receive a lump sum severance payment equal to $160,000. On each of March 31, June 30, September 30 and December 31, 1999, if the Employee's employment with the Company has not ceased, the Employee shall receive a payment of $40,000. Any payment to you pursuant to the preceding sentence shall reduce the $160,000 severance by the same amount.

          3.2 Termination For Cause. If you commit one or more acts of fraud, embezzlement, misappropriation of property or information or engage in any other conduct materially adversely affecting the business reputation of the Company, you may be terminated for cause (a "Termination For Cause") and you will not be paid any of the unpaid payments or benefits described in this Agreement.

          3.3 Change in Control. Upon a Change In Control, the Company will pay you a lump sum amount equal to $160,000 (to the extent not already paid under Section 3.1). For purposes of this Agreement, "Change in Control" means:

          (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company;

          (iii)any reverse merger in which the Company is the surviving entity, but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

          (iv) the acquisition of more than fifty percent (50%) of the Company's outstanding voting stock pursuant to a tender or exchange offer made by a person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company); or

          (v) a change in the composition of the Board of Directors of the Company such that the individuals elected to the Board at the last meeting of the stockholders at which there is not a contested election subsequently cease to comprise a majority of the Board.

          3.4 Withholding. The Company will deduct and withhold, from the compensation payable to you under this Agreement, any and all Federal, State and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under the applicable statute or regulation.

          4. Death. Upon your death during employment, the employment relationship created pursuant to this Agreement will immediately terminate, and no further compensation will become payable to you hereunder. In connection with such termination, the Company will only be required to pay you (or your estate) any unpaid compensation earned for services rendered through the date of your death.

          5. Restrictive Covenant. During your employment:

          (i) You will devote your working time and effort to the performance of your duties as an officer of the Company in accordance with the currently agreed number of hours to be worked by you; and

          (ii) You will not directly or indirectly, whether for your own account or as an employee, consultant or advisor, provide services to any business enterprise other than the Company, unless otherwise authorized by the Company in writing.

          However, you will have the right to perform such incidental services as are necessary in connection with (a) your private passive investments,
     (b) your charitable or community activities, and (c) your participation in trade or professional organizations, but only to the extent such incidental services do not interfere with the performance of your services hereunder.

          6. Confidentiality. You hereby acknowledge that the Company may, from time to time during your employment, disclose to you confidential information pertaining to the Company's business and affairs and client base, including (without limitation) customer lists and accounts, other similar items indicating the source of the Company's income, and information pertaining to the salaries and performance levels of the Company's employees. You will not, at any time during or after such employment, disclose to any third party or directly or indirectly make use of any such confidential information, including (without limitation) the names, addresses and telephone numbers of the Company's customers, other than in connection with, and in furtherance of, the Company's business and affairs. All documents and data (whether written, printed or otherwise reproduced or recorded) containing or relating to any such proprietary information of the Company which come into your possession during your employment will be returned by you to the Company immediately upon the termination of your employment or upon any earlier request by the Company, and you will not retain any copies, notes or excerpts thereof. Your obligations under this Section 6 will continue in effect after termination of your employment with the Company, whatever the reason or reasons for such termination, and the Company will have the right to communicate with any of your future or prospective employers concerning your continuing obligations under this Section 6.

          7. Ownership Rights. All materials, ideas, discoveries and inventions pertaining to the Company's business, including (without limitation) all patents and copyrights, patent applications, patent renewals and extensions, and the names, addresses and telephone numbers of customers, will belong solely to the Company. You will continue to be bound by all the terms and provisions of your existing Proprietary Information and
     Inventions Agreements with the Company or its subsidiaries or affiliated companies, and nothing in this document will be deemed to modify or affect your duties and obligations under those other agreements.

          8. Indemnification and Insurance. The indemnification provisions for Officers and Directors under the Company's Certificate of Incorporation and By-Laws and at law will (to the maximum extent permitted by law) be extended to you, during your employment and the period following cessation of your employment irrespective of a Change in Control, with respect to any and all matters, events or transactions occurring or effected during your employment. The Company further agrees that, for so long as it maintains directors' and officers' liability insurance that covers any employees or Officers and Directors of the Company, it shall include the Employee among the insured persons; provided, however, that this Agreement shall not be construed or implied as an obligation to continue to maintain directors' and officers' liability insurance for active or former employees for any period of time.

          9. Miscellaneous. The provisions of this Agreement will be binding upon the Company, its successors and assigns (including, without limitation, the surviving entity or successor party resulting from a Change in Control) and will be construed and interpreted under the laws of the State of California. Each of the parties acknowledges and agrees that upon any breach of this Agreement by you, the Company will not have an adequate remedy at law, and will be entitled to specific performance and other equitable relief. This Agreement incorporates the entire agreement between you and the Company relating to the terms of your employment and supersedes all prior agreements and understandings with respect thereto. This Agreement may only be amended by written instrument signed by you and an authorized officer of the Company. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void, or invalid under applicable law, the remaining provisions of the Agreement will not in any way be affected or impaired, but will remain binding in accordance with their terms.


     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.


                                    KENETECH CORPORATION, a Delaware corporation

                                    By___________________________
                                    Name:   Mark D. Lerdal
                                    Title:  President and Chief Executive
                                            Officer



                                    _____________________________
                                    DIANNE P. URHAUSEN